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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 15, 1999, relating to the financial statements and financial highlights which appears in the August 31, 1999 Annual Report to Shareholders of Salomon Brothers Opportunity Fund Inc, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP
New York, NY

December 23, 1999